Exhibit 99.1
RCN Reports Third Quarter 2009 Results
Free Cash Flow of $11 Million Generated in Quarter; $29 Million YTD
Revenue of $192 Million, EBITDA of $56 Million, up 3% and 12% Y-o-Y, Respectively
EBITDA margin expands by nearly 250 basis points Y-o-Y to over 29%
HERNDON, Va., November 3, 2009 — RCN Corporation (NASDAQ: RCNI) today announced third quarter 2009 results.
RCN Corporation is a leading provider of all-digital and high-definition video, high-speed internet, and premium voice services to residential and small-medium business customers, in Philadelphia, Lehigh Valley, PA, New York, Boston, Chicago and Washington D.C., as well as high-capacity transport services to carrier and large enterprise customers.
“We are executing very well against our 2009 objectives, building free cash flow to $29 million year-to-date while still fueling our business for future growth,” stated Peter D. Aquino, President and Chief Executive Officer. “We have successfully managed through nearly a full year of economic uncertainty, and stayed on pace to expand margins, invest in product development, and make process improvements. In our residential business, Project Analog CrushSM is now complete in all of our metro markets and we are midway through our Lehigh Valley Crush. By year end, RCN will be the largest MSO in the country to be 100% digital, providing over 100 HD channels, an expansive VOD library, and a robust International tier, with channel capacity for future growth. In addition, the RCN/TiVo HD DVR remains on track for a first quarter 2010 launch, and we are accelerating our DOCSIS 3.0 deployment to address the huge SMB opportunity in RCN’s metro markets. In the RCN Metro segment, we continue to capture demand for high capacity bandwidth from large carrier and enterprise customers, leveraging our position as a premier regional service provider with best-in-class Metro Ethernet and on-net fiber connectivity in 5 of the top 10 metro markets in the country.”
Third Quarter Review
Following are highlights of third quarter 2009 results for consolidated RCN and for the company’s two reporting segments: Residential/Small-Medium Business, comprised of the RCN and RCN Business Services business units; and RCN Metro Optical Networks.
Consolidated Results
•	Revenue. Total revenue of $192 million increased 3% from $187 million in the third quarter of 2008 and was flat compared to $192 million in the second quarter of 2009.

•
EBITDA. EBITDA of $56.4 million increased 12% from $50 million in the third quarter of 2008 and increased 2% from $55.5 million in the second quarter of 2009. EBITDA margin of 29% expanded by nearly 250 basis points from the third quarter of 2008 and 50 basis points from the second quarter of 2009. EBITDA is a non-GAAP financial measure — see “Non-GAAP Measures” below.

•	Capital Expenditures. Capital expenditures were $34 million compared to $34 million in the third quarter of 2008 and $25 million in the second quarter of 2009.

•
Free Cash Flow. Free cash flow was $11 million compared to negative $2 million in the third quarter of 2008 and $10 million in the second quarter of 2009. Free cash flow is a non-GAAP financial measure — see “Non-GAAP Measures” below.

•
Share Repurchases. RCN repurchased nearly 85,000 shares of common stock during the third quarter at an average price of $6.94, or an aggregate value of $0.6 million. To date, RCN has repurchased over 2.4 million shares under its $25 million repurchase authorization, for an aggregate value of approximately $17 million, leaving approximately $8 million remaining under the program.

Residential/Small-Medium Business Segment
•
Revenue. Residential/Small-Medium Business revenue of $144 million was flat compared to $144 million in the third quarter of 2008 and decreased 1% from $145 million in the second quarter of 2009. Year-over-year revenue comparisons reflect the addition of 2,000 customers and flat average revenue per customer (“ARPC”) of $111.

•
EBITDA. Residential/Small-Medium Business EBITDA of $40 million increased 9% from $37 million in the third quarter of 2008, and was flat compared to the second quarter of 2009. EBITDA margin of 28% expanded by over 200 basis points from the third quarter of 2008 and approximately 25 basis points from the second quarter of 2009. Third quarter 2009 EBITDA includes $1.8 million in direct cost benefits related to the settlement of ordinary course network cost disputes.

•	Capital Expenditures. Residential/Small-Medium Business capital expenditures were $25 million, down from $27 million in the third quarter of 2008 and up from $16 million in the second quarter of 2009.

•
Customers, RGUs and Digital Penetration. Residential/Small-Medium Business customers of approximately 430,000 increased 2,000 compared to the third quarter of 2008 and were flat compared to the second quarter of 2009. Total revenue generating units of approximately 903,000 decreased by 12,000 compared to the third quarter of 2008 and decreased by 8,000 compared to the second quarter of 2009, as continued growth in video and data RGU’s was offset by a reduction in voice RGU’s, consistent with trends for highly-penetrated landline voice providers. Third quarter 2009 bundle rate and digital video penetration rate remained stable at 67% and 91%, respectively.

RCN Metro Optical Networks Segment
•
Revenue. RCN Metro revenue of $48 million increased 11% from $43 million in the third quarter of 2008, and 2% from $47 million in the second quarter of 2009, driven primarily by continued strength in transport services as well as growth in data and Internet services.

•
EBITDA. RCN Metro EBITDA of $17 million increased 21% from $14 million in the third quarter of 2008 and 6% from $16 million in the second quarter of 2009. EBITDA margin of 34% grew by nearly 300 basis points from the third quarter of 2008 and over 130 basis points from the second quarter of 2009. EBITDA and EBITDA margin increased primarily as a result of revenue growth and continued realization of synergies.

•	Capital Expenditures. RCN Metro capital expenditures were $9 million compared to $6 million in the third quarter of 2008 and $9 million in the second quarter of 2009.
Reported Results
Revenue increased to $192 million in the third quarter of 2009, compared to $187 million in the third quarter of 2008 and $192 million in the second quarter of 2009. Net loss was $6 million in the third quarter of 2009, compared to $15 million in the third quarter of 2008 and $9 million in the second quarter of 2009.
Michael T. Sicoli, Chief Financial Officer of RCN, stated, “Our strategy of investing to drive consistent revenue growth and margin expansion while maintaining a stable level of capital expenditures is delivering significant growth in free cash flow. Year to date, we have generated $29 million in free cash flow, a $38 million improvement compared to the same period in 2008. We will continue to focus on optimizing our balanced geographic and customer portfolio for growth and further strengthening our operational and financial flexibility. We remain on track to achieve our 2009 objectives of revenue and EBITDA growth and solid free cash flow generation.”

Non-GAAP Measures
In addition to the results presented in accordance with Generally Accepted Accounting Principles (“GAAP”) throughout this press release, RCN has presented non-GAAP financial measures, such as EBITDA, EBITDA Margin, Free Cash Flow and ARPC. RCN believes that these non-GAAP measures, viewed in addition to and not in lieu of its reported GAAP results, provide useful information to investors because they are an integral part of RCN’s internal evaluation of operating performance. In addition, they are measures that RCN uses to evaluate management’s effectiveness. Reconciliations to comparable GAAP measures as well as definitions begin on page 8. RCN’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.
Third Quarter Conference Call
Management will conduct a conference call to discuss third quarter 2009 results today at 08:30 AM Eastern time. Please be sure to dial into the call 10 to 15 minutes before start time. The dial in number for the call is (877) 862-3628, conference ID: 34787863. The call is also being webcast with an accompanying slide presentation, which can be accessed at http://investor.rcn.com/events.cfm.
A replay of this conference call will be available from 9:30 AM today until 11:59 PM Eastern time on November 10. The dial in number for the replay is 706-645-9291; the conference ID is the same as above. The webcast and slides will also be archived on RCN’s website.
About RCN Corporation
RCN Corporation (NASDAQ: RCNI), www.rcn.com, is a competitive broadband services provider delivering all-digital and high-definition video, high-speed internet and premium voice services to residential and small-medium business customers under the brand names of RCN and RCN Business Services, respectively. In addition, through its RCN Metro Optical Networks business unit, RCN delivers fiber-based high-capacity data transport services to large commercial customers, primarily large enterprises and carriers, targeting the metropolitan central business districts in the company’s geographic markets. RCN’s primary service areas include Washington, D.C., Philadelphia, Lehigh Valley (PA), New York City, Boston and Chicago. (RCNI-Q)
RCN Forward-Looking Statements
This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.
(Tables follow)

RCN CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions)

	For the three months ended
	September 30, 2009	September 30, 2008

Revenues	$191.9	$187.1
Costs and expenses:
Direct expenses	66.7	64.6
Selling, general and administrative (including stock-based compensation expense)	70.9	74.7
Exit costs and restructuring charges	0.3	0.8
Depreciation and amortization	49.4	49.6

Operating income (loss)	$4.7	$(2.6)

Investment income	—	0.5
Interest expense	(10.4)	(12.6)

Net loss	$(5.7)	$(14.7)

RCN CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions)

	September 30, 2009	December 31, 2008

ASSETS

Current Assets:
Cash and cash equivalents	$37.6	$10.8 *
Short-term investments	45.9	52.9 *
Accounts receivable, net of allowance for doubtful accounts	75.5	72.3
Prepayments and other current assets	17.6	11.4

Total current assets	176.6	147.4

Property, plant and equipment, net of accumulated depreciation	660.9	718.0
Goodwill	15.5	15.5
Intangible assets, net of accumulated amortization	107.6	112.3
Long-term restricted investments	11.7	15.4
Deferred charges and other assets	15.2	16.8

Total assets	$987.5	$1,025.5

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses related to trade creditors	$68.9	$73.0
Accrued expenses and other liabilities	79.8	82.5
Current portion of long-term debt and capital lease obligations	7.4	7.4

Total current liabilities	156.1	162.9

Long-term debt and capital lease obligations, net of current maturities	729.7	735.3
Other long-term liabilities	96.6	110.9

Total liabilities	982.5	1,009.1

Commitments and contingencies

Stockholders’ Equity:
Common stock, par value $0.01 per share	0.4	0.4
Additional paid-in-capital	452.2	451.2
Treasury stock	(6.3)	(5.7)
Accumulated deficit	(399.1)	(374.4)
Accumulated other comprehensive loss	(42.1)	(55.0)

Total stockholders’ equity	5.0	16.4

Total liabilities and stockholders’ equity	$987.5	$1,025.5

*
RCN has changed the classification of short-term securities totaling $30.1 million at December 31, 2008 from cash and cash equivalents to short-term investments to conform to the Company’s policy. While these securities matured during the three months ended March 31, 2009, they had original maturities of greater than three months at the time of purchase.

RCN CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)

	For the nine months ended
	September 30, 2009	September 30, 2008
Cash flows from operating activities:
Net loss from continuing operations	$(24.7)	(57.6)

Adjustments to reconcile net loss to net cash provided by operating activities:
Non cash stock-based compensation expense	6.6	11.5
Depreciation and amortization	148.7	148.7
Other, net	2.4	1.4
Net change in certain assets and other liabilities	(17.6)	(2.2)

Net cash provided by operating activities	115.3	101.9

Cash flows from investing activities:
Additions to property, plant and equipment	(87.5)	(111.9)
Decrease in short-term investments	7.1	7.7
Proceeds from sales of fixed assets	0.8	1.4
Proceeds from sale of discontinued operations	—	2.5
Decrease in restricted investments	3.7	7.4

Net cash used in investing activities	(76.0)	(92.9)

Cash flows from financing activities:
Payments of long-term debt, including capital leases	(5.5)	(5.5)
Dividend payments	(0.6)	(1.4)
Cost of common shares repurchased	(6.3)	(3.7)
Other, net	—	0.3

Net cash used in financing activities	(12.5)	(10.3)

Net increase in cash and cash equivalents	26.9	(1.2)
Cash and cash equivalents at beginning of the period	10.8	21.8

Cash and cash equivalents at end of the period	$37.6	$20.6

RESIDENTIAL / SMALL-MEDIUM BUSINESS SEGMENT OPERATING RESULTS

	For the three months ended
(dollars in millions)	September 30, 2009	June 30, 2009	September 30, 2008

Video	$78.6	$78.5	$74.9
Data	34.7	35.8	36.1
Voice	27.3	27.4	28.6
Recip Comp/Other	3.4	3.5	4.1

Total Revenue	143.9	145.1	143.7

Direct expenses	49.5	52.1	48.9
Selling, general and administrative (1)	54.5	53.1	58.0

EBITDA	$39.9	$39.9	$36.7
EBITDA Margin	27.8%	27.5%	25.6%

Capital Expenditures	$25.4	$15.8	$27.3

Key Metrics (customers & RGUs in thousands)

Video RGUs	367	368	366
Data RGUs	309	307	301
Voice RGUs	227	236	247

Total RGUs (Excluding Digital)	903	911	915

Customers	430	430	428
Average Revenue Per Customer	$111	$111	$111
Digital Penetration	91%	91%	78%
RCN METRO OPTICAL NETWORKS SEGMENT OPERATING RESULTS

	For the three months ended
(dollars in millions)	September 30, 2009	June 30, 2009	September 30, 2008

Transport Services	$36.9	$36.0	$33.3
Data and Internet Services	1.5	1.1	0.6
Colocation	2.9	2.9	3.0
Leased Services	5.1	5.2	4.9
Installation and Other	1.6	1.9	1.6

Total Revenue	48.0	47.2	43.4

Direct expenses	17.2	17.1	15.7
Selling, general and administrative (1)	14.3	14.5	14.0

EBITDA	$16.5	$15.6	$13.6
EBITDA Margin	34.3%	33.0%	31.5%

Capital Expenditures	$8.8	$9.2	$6.4

(1)	Excludes non cash stock-based compensation expense

RCN Corporation
Non-GAAP Reconciliations
(1) EBITDA
EBITDA is defined as net income (loss) plus income tax benefit (expense), other income (expense) net, interest expense, investment income, depreciation and amortization, non cash stock-based compensation expense and other special items including impairments, exit costs and other charges. EBITDA margin represents EBITDA divided by total revenues. We believe that EBITDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund discretionary spending such as capital expenditures and other investments and our ability to incur and service debt. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses represent non cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. EBITDA is a calculation commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the cable industry. EBITDA, as defined above, may not be similar to EBITDA measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations.
CONSOLIDATED

	For the three months ended
(dollars in millions)	September 30, 2009	June 30, 2009	September 30, 2008
Net loss	$(5.7)	$(9.4)	$(14.7)
Income tax expense	—	0.8	—
Other expense, net	—	0.3	—
Interest expense	10.4	11.0	12.6
Investment income	—	(0.1)	(0.5)
Depreciation and amortization	49.4	50.8	49.6
Non cash stock-based compensation expense	2.1	2.1	2.6
Exit costs and restructuring charges	0.3	—	0.8

EBITDA	$56.4	$55.5	$50.4
EBITDA Margin	29.4%	28.9%	26.9%
RESIDENTIAL / SMALL-MEDIUM BUSINESS

	For the three months ended
(dollars in millions)	September 30, 2009	June 30, 2009	September 30, 2008
Operating loss	$(2.4)	$(3.9)	$(8.1)
Depreciation and amortization	40.5	42.2	42.3
Non cash stock-based compensation expense	1.6	1.6	2.0
Exit costs and restructuring charges	0.3	—	0.5

EBITDA	$39.9	$39.9	$36.7
EBITDA Margin	27.8%	27.5%	25.6%
RCN METRO OPTICAL NETWORKS

	For the three months ended
(dollars in millions)	September 30, 2009	June 30, 2009	September 30, 2008
Operating income	$7.1	$6.5	$5.4
Depreciation and amortization	8.9	8.5	7.3
Non cash stock-based compensation expense	0.5	0.5	0.6
Exit costs and restructuring charges	—	—	0.4

EBITDA	$16.5	$15.6	$13.6
EBITDA Margin	34.3%	33.0%	31.5%

(2) ARPC
Average monthly revenue per customer, or ARPC, is an industry metric that measures revenues, excluding Metro and other residential revenue (consisting of dial-up, reciprocal compensation and web hosting revenue) per period divided by the average number of customers during that period. We believe that ARPC provides useful information concerning the appeal of our service offerings and our rate plans. ARPC, as defined above, may not be similar to ARPC measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations.

	For the three months ended
(dollars in millions, except ARPC)	September 30, 2009	June 30, 2009	September 30, 2008
Total Revenues	$191.9	$192.3	$187.1
Less: Metro Revenue	(48.0)	(47.2)	(43.4)
Less: Other Residential Revenue	(1.8)	(1.9)	(2.6)

Customer Revenues	$142.1	$143.2	$141.1

ARPC	$111	$111	$111
(3) Free Cash Flow
Free cash flow is defined as net cash from operating activities, plus net cash from investing activities, activity in short-term investments and restricted investments, minus proceeds from discontinued operations. We believe that free cash flow provides useful information to investors, analysts and our management about the cash generated by our core operations after interest and our ability to fund scheduled debt maturities and other financing activities. Free cash flow, as defined above, may not be comparable to free cash flow measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of cash flows.

				For the nine months
	For the three months ended			ended
	September 30,	June 30,	September 30,	September 30,
(dollars in millions)	2009	2009	2008	2009
Net cash provided by operating activities	$49.0	$36.5	$42.3	$115.3
Net cash used in investing activities	(30.7)	(26.8)	(68.2)	(76.0)
(Decrease) increase in short-term investments	(7.2)	0.1	24.2	(7.1)
Decrease in restricted investments	—	—	—	(3.7)
Change in accrued interest on short-term investments	—	0.1	—	0.1

Free Cash Flow	$11.0	$9.9	$(1.7)	$28.6
Contact:
RCN
Richard Ramlall
SVP Strategic External Affairs and Programming
(703) 434-8430
Lippert/Heilshorn & Associates
Carolyn Capaccio
(212) 838-3777
ccapaccio@lhai.com